EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 No. 333-43452 of our report dated March 27, 2003 relating to the consolidated financial statements and financial statement schedule of ParkerVision, Inc., which appears in ParkerVision, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Jacksonville, Florida
August 14, 2003